EXHIBIT 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT AND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT and AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Amendment”), dated as of June 10, 2009, to (i) that certain AMENDED AND RESTATED CREDIT AGREEMENT (as amended, the “Credit Agreement;” capitalized terms used herein without definition herein having the meanings assigned thereto therein), dated as of July 25, 2005 and amended and restated as of March 11, 2009, among ARBY’S RESTAURANT GROUP, INC., a Delaware corporation (“Arby’s Opco Borrower”), ARBY’S RESTAURANT HOLDINGS, LLC, a Delaware limited liability company (“Holdco Co-Borrower”), WENDY’S INTERNATIONAL, INC., an Ohio corporation (“WII Co-Borrower”), WENDY’S INTERNATIONAL HOLDINGS, LLC, a Delaware limited liability company (“Ultimate Parent Co-Borrower” and, together with Arby’s Opco Borrower, Holdco Co-Borrower and WII Co-Borrower, the “Borrowers”), TRIARC RESTAURANT HOLDINGS, LLC, a Delaware limited liability company, the Lenders, the Issuers, CITICORP NORTH AMERICA, INC., as administrative agent for the Lenders and the Issuers (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”), BANK OF AMERICA, N.A. and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as co-syndication agents for the Lenders and the Issuers, and WACHOVIA BANK, NATIONAL ASSOCIATION, SUNTRUST BANK and GE CAPITAL FRANCHISE FINANCE CORPORATION, as co-documentation agents for the Lenders and the Issuers and (ii) the Pledge and Security Agreement.

W I T N E S S E T H :

WHEREAS, Ultimate Parent Co-Borrower and certain of its Subsidiaries intend to enter into the 2009 Indenture (as defined below) pursuant to which Ultimate Parent Co-Borrower will issue the 2009 Notes (as defined below);

WHEREAS, Arby’s Opco Borrower and Holdco Co-Borrower intend to use a portion of the net proceeds of the issuance of the 2009 Notes to optionally prepay $125 million of Term Loans pursuant to Section 2.8(b) of the Credit Agreement (as such amount may be adjusted in accordance with Section 7.21 of the Credit Agreement, as amended by this Amendment);

WHEREAS, Ultimate Parent Co-Borrower may distribute all or a portion of the remaining net proceeds of the 2009 Notes to Wendy’s/Arby’s Group, Inc., a Delaware corporation (“Sponsor”), as a dividend;

WHEREAS, in order to effect the foregoing, the Borrowers desire to make certain amendments to the Credit Agreement and the Pledge and Security Agreement, subject to the terms and conditions below; and

WHEREAS, pursuant to Section 11.1 of the Credit Agreement the Lenders desire to enter into this Amendment;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - Amendments.  Subject to the satisfaction of the conditions set forth in Section Three hereof:

(a)	Section 1.1 of the Credit Agreement is amended by inserting the following definitions in numerical and alphabetical order:

“‘2009 Indenture’ means that certain indenture to be entered into among Ultimate Parent Co-Borrower, the guarantors party thereto and the indenture trustee thereunder.”

“‘2009 Note Documents’ means, collectively, the 2009 Indenture, the 2009 Notes, the guaranties, the purchase agreement and the registration rights agreement entered into in connection therewith.”

“‘2009 Notes’ means senior unsecured notes issued by Ultimate Parent Co-Borrower under the 2009 Indenture having a final maturity date no earlier than the date that is one year after the Term Loan Maturity Date (including any exchange notes issued in exchange therefor).”

“‘Amendment No. 1’ means Amendment No. 1, dated as of June 10, 2009, to the Amended and Restated Credit Agreement, dated as of July 25, 2005, and amended and restated as of March 11, 2009, among the Borrowers, Triarc Restaurant Holdings, LLC, Citicorp North America, Inc., as administration agent and collateral agent, Bank of America, N.A. and Credit Suisse, Cayman Island Branch, as co-syndication agents, and Wachovia Bank, National Association, SunTrust Bank and GE Capital Franchisee Finance Corporation, as co-documentation agents.”

“‘Senior Secured Debt’ shall mean, at any time, Consolidated Financial Covenant Debt other than (i) Indebtedness of the type specified in clauses (d) and (h) of the definition of Indebtedness and (ii) any Consolidated Financial Covenant Debt that is unsecured or the payment of which, by its express terms, is subordinated to the payment of the Obligations.  For the avoidance of doubt, the Senior Notes, the 2009 Notes and any Subordinated Debt shall not be included in the definition of Senior Secured Debt.”

“‘Senior Secured Lease Adjusted Leverage Ratio’ means, with respect to Ultimate Parent Co-Borrower as of any date, the ratio of (a) the sum of (i) Senior

Secured Debt of Ultimate Parent Co-Borrower and its Subsidiaries (other thanUnrestricted Subsidiaries) outstanding as of such date plus (ii) Consolidated Rental Expense for Ultimate Parent Co-Borrower for the last four Fiscal Quarter period ending on or before such date multiplied by eight to (b) Consolidated EBITDAR for Ultimate Parent Co-Borrower and its Subsidiaries (other than Unrestricted Subsidiaries) for the last four Fiscal Quarter period ending on or before such date.”

“‘Senior Secured Leverage Ratio’ means, with respect to Ultimate Parent Co-Borrower as of any date, the ratio of (a) Senior Secured Debt of Ultimate Parent Co-Borrower and its Subsidiaries (other than Unrestricted Subsidiaries) outstanding as of such date to (b) Consolidated EBITDA for Ultimate Parent Co-Borrower and its Subsidiaries (other than Unrestricted Subsidiaries) for the last four Fiscal Quarter period  ending on or before such date.”;

(b)
The definition of Cash Interest Expense in Section 1.1 of the Credit Agreement is amended by (i) deleting “and” at the end of clause (g), (ii) deleting the period at the end of clause (h) and replacing it with “, and” and (iii) adding the following new clause (i):

“(i) any fees (including underwriting fees) and expenses paid by such Person or its Consolidated Subsidiaries during such period in connection with the issuance of the 2009 Notes.”

(c)	The definition of Designated Net Cash Proceeds in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

“‘Designated Net Cash Proceeds’ means (a) for purposes of the definition of Available Amount, the portion of the net cash proceeds of an Equity Issuance that Ultimate Parent Co-Borrower designates as being applied to the Available Amount (and not being applied to Capital Expenditures) and (b) for purposes of the definition of Capital Expenditures, the portion of the net cash proceeds of an Equity Issuance that a Borrower designates as being applied to Capital Expenditures (and not being applied to the Available Amount); provided that in each case such designation shall be evidenced by a certificate of a Responsible Officer of a Borrower delivered no later than five days after the time of such Equity Issuance.  For purposes of this definition, net cash proceeds means the cash proceeds received by a Borrower net of fees, commissions, discounts, investment banking, legal, accounting and other advisors' fees, expenses and other costs incurred by such Borrower in connection with an Equity Issuance as reasonably determined by such Borrower.”

(d)	The definition of Applicable Margin is amended in its entirety to read as follows:

“‘Applicable Margin’” means, at any time, the applicable rate set forth in the following table:

Corporate Credit Rating of Ultimate Parent Co-Borrower	Term Loans maintained as Base Rate Loans	Term Loans maintained as Eurodollar Rate Loans	Revolving Loans maintained as Base Rate Loans and Swing Loans	Revolving Loans maintained as Eurodollar Rate Loans

Level I Greater than or equal to B1 (Moody’s) / B+ (S&P)	3.00% per annum	4.00% per annum	3.00% per annum	4.00% per annum

Level II Less than B1 (Moody’s) / B+ (S&P) but greater than or equal to B2 (Moody’s) / B (S&P)	3.50% per annum	4.50% per annum	3.50% per annum	4.50% per annum

Level III Less than B2 (Moody’s) / B (S&P) but greater than or equal to B3 (Moody’s) / B- (S&P)	4.00% per annum	5.00% per annum	4.00% per annum	5.00% per annum

Level IV Less than B3 (Moody’s) / B- (S&P)	5.00% per annum	6.00% per annum	5.00% per annum	6.00% per annum

; provided, that, (x) in the event of Level I (as noted in the above table), if the corporate credit rating of Ultimate Parent Co-Borrower is subject to either a review for downgrade by Moody's or a negative credit watch by S&P, the “Applicable Margin” shall be that indicated for Level II (as noted in the above table), (y) in the event of Level II, if the corporate credit rating of Ultimate Parent Co-Borrower is subject to either a review for downgrade by Moody's or a negative credit watch by S&P, the “Applicable Margin” shall be that indicated for Level III (as noted in the above table), and (z) in the event of Level III, if the corporate credit rating of Ultimate Parent Co-Borrower is subject to either a review for downgrade by Moody's or a negative credit watch by S&P, the “Applicable Margin” shall be that indicated for Level IV (as noted in the above table); provided, further, that in the case of each of clauses (x), (y) and (z), at such time as the corporate credit rating of Ultimate Parent Co-Borrower is neither subject to a review for downgrade by Moody’s nor subject to a negative credit watch by S&P, the Applicable Margin shall be that indicated in the Level based on the corporate credit rating of the Ultimate Parent Co-Borrower at such time.  In the event that these two ratings are split by one level or more, pricing will be determined on the basis of the lowest of the two ratings.”

(e)
The definition of EBITDA in Section 1.1 of the Credit Agreement is amended by (i) deleting “and” at the end of clause (b) (ix) thereof, (ii) deleting “and minus” at the end of clause (b)(x) thereof and (iii) adding the following new clauses (xi) and (xii):

“(xi) fees, expenses and charges paid or incurred in connection with the issuance of the 2009 Notes and the execution, delivery and effectiveness of Amendment No. 1 but only up to an aggregate amount equal to $18,000,000; and

(xii) fees, expenses and charges paid or incurred in connection with any prepayment, redemption, purchase, defeasance or satisfaction of the 2011 Notes permitted by Section 8.6(b)(ix); and minus”

(f)	The definition of Equity Issuance in Section 1.1 of the Credit Agreement is amended by adding the word “of” immediately before the phrase “any Subsidiary” in the last line of such definition.

(g)
The definition of Excess Cash Flow in Section 1.1 of the Credit Agreement is amended by (i) deleting “and g” in the third line of clause (ix) thereof and replacing it with “, (g) and (i)” and (ii) deleting “and (x)” in the second line of clause (xiii) and replacing it with “, (x), (xi) and (xii)”.

(h)
The definition of Financial Covenant Debt in Section 1.1 of the Credit Agreement is amended by adding the phrase “without duplication” immediately after the word “means” in the first line of each definition.

(i)	The definition of Immaterial Subsidiaries in Section 1.1 of the Credit Agreement is amended by adding the following immediately before the “;” at the end of the first proviso in such definition:

“(in which case it will be released from the Guaranty and the Collateral Documents to which it is a party)”.

(j)	[RESERVED].

(k)
The definition of Permitted Acquisition in Section 1.1 of the Credit Agreement is amended by (i) replacing the phrase “Section 5.1” in clause (i) thereof with “Section 5.1(b)”, (ii) replacing the phrase “Section 5.2” in clause (j) thereof with “Section 5.2(b)”, (iii) adding the phrase “Senior Secured” immediately before the phrase “Leverage Ratio” in each place that the phrase “Leverage Ratio” appears in clause (i) thereof, (iv) replacing the phrase “Section 5.1” in the proviso thereto with “Section 5.1(b)” and (v) adding the phrase “Senior Secured” immediately before the phrase “Leverage Ratio” that appears in the proviso thereto.

(l)	[RESERVED].

(m)
The definition of “Unrestricted Subsidiary” in Section 1.1 of the Credit Agreement is amended by replacing the phrase “Sections 5.1, 5.2 and 5.3” in clause (c) of the fourth sentence thereof with the following: “Sections 5.1 (b), 5.2(b) and 5.3”.

(n)	Section 2.9(a)(i) of the Credit Agreement is amended by adding the phrase “or Property Loss Event” immediately after the phrase “Asset Sale” in clause (x) of the proviso in such Section.

(o)	Section 2.9(a)(ii) of the Credit Agreement is amended in its entirety to read as follows:

“(ii) to the extent such proceeds arise from a Debt Issuance other than an issuance or incurrence of Permitted Debt, a Borrower (or, at a Borrower’s option, any other Loan Party for the benefit of the Borrowers) shall immediately prepay the Loans in an amount equal to (A) if Ultimate Parent Co-Borrower’s Senior Secured Leverage Ratio as at the end of the last period for which Ultimate Parent Co-Borrower has delivered Financial Statements pursuant to Section 6.1 (a) or (b) calculated on a Pro Forma Basis giving effect to such Debt Issuance is 1.40 to 1.0 or greater, 75% of such Net Cash Proceeds or (B) otherwise, 50% of such Net Cash Proceeds.”

(p)	Section 2.9(b) of the Credit Agreement is amended in its entirety to read as follows:

“(b) A Borrower (or, at a Borrower’s option, any other Loan Party for the benefit of the Borrowers) shall prepay the Loans within 135 days after the last day of each Fiscal Year beginning with Fiscal Year 2006, in an amount equal to (i) if Ultimate Parent Co-Borrower’s Senior Secured Leverage Ratio as at the end of such Fiscal year is 1.40 to 1.0 or greater, 50% of the Excess Cash Flow for such Fiscal Year or (ii) if Ultimate Parent Co-Borrower’s Senior Secured Leverage Ratio as at the end of such Fiscal year is less than 1.40 to 1.0 and greater than or equal to 1.25 to 1.0, 25% of the Excess Cash Flow for such Fiscal Year.  Any such mandatory prepayment shall be applied in accordance with clause (c) below.  If Ultimate Parent Co-Borrower’s Senior Secured Leverage Ratio as at the end of such Fiscal Year is less than 1.25 to 1.0, no prepayment shall be required pursuant to this clause (b).”

(q)	Section 5.1 of the Credit Agreement is amended in its entirety to read as follows:

“Section 5.1                                Maximum Leverage Ratio and Maximum Senior Secured Leverage Ratio.

(a)           Ultimate Parent Co-Borrower agrees with the Administrative Agent and each Revolving Credit Lender, Term Loan Lender, Swing Loan Lender and Issuer that it shall have, on the last day of each Fiscal Quarter, a Leverage Ratio of not more than 4.50 to 1.00.

(b)           Ultimate Parent Co-Borrower agrees with the Administrative Agent and each Revolving Credit Lender, Term Loan Lender, Swing Loan Lender and Issuer that it shall have, on the last day of each Fiscal Quarter set forth below, a Senior Secured Leverage Ratio of not more than the maximum ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter Ending Closest To	Maximum Senior Secured Leverage Ratio

June 30, 2009	1.50 to 1
September 30, 2009	1.50 to 1
January 3, 2010	1.50 to 1

March 31, 2010	1.50 to 1
June 30, 2010	1.50 to 1
September 30, 2010	1.35 to 1
January 2, 2011	1.25 to 1

March 31, 2011	1.25 to 1
June 30, 2011	1.25 to 1
September 30, 2011	1.00 to 1
January 1, 2012	1.00 to 1

March 31, 2012	1.00 to 1
June 30, 2012	1.00 to 1”

(r)	Section 5.2 of the Credit Agreement is amended in its entirety to read as follows:

               “Section 5.2  Maximum Lease Adjusted Leverage Ratio and Senior Secured Lease Adjusted Leverage Ratio
(a)           Ultimate Parent Co-Borrower agrees with the Administrative Agent and each Revolving Credit Lender, Term Loan Lender, Swing Loan Lender and Issuer that it shall have, on the last day of each Fiscal Quarter, a Lease Adjusted Leverage Ratio of not more than 6.00 to 1.00.

(b)           Ultimate Parent Co-Borrower agrees with the Administrative Agent and each Revolving Credit Lender, Term Loan Lender, Swing Loan Lender and Issuer that it shall have, on the last day of each Fiscal Quarter set forth below, a Senior Secured Lease Adjusted Leverage Ratio of not more than the maximum ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter Ending Closest To	Maximum Senior Secured Lease Adjusted Leverage Ratio

June 30, 2009	3.75 to 1
September 30, 2009	3.75 to 1
January 3, 2010	3.75 to 1

March 31, 2010	3.75 to 1
June 30, 2010	3.75 to 1
September 30, 2010	3.50 to 1
January 2, 2011	3.35 to 1

March 31, 2011	3.00 to 1
June 30, 2011	3.00 to 1
September 30, 2011	3.00 to 1
January 1, 2012	3.00 to 1

March 31, 2012	3.00 to 1
June 30, 2012	3.00 to 1”

(s)	Section 5.3 of the Credit Agreement is amended in its entirety to read as follows:

“Section 5.3                                Minimum Interest Coverage Ratio

Holdco Co-Borrower agrees with the Administrative Agent and each Revolving Credit Lender, Term Loan Lender, Swing Loan Lender and Issuer that for the Fiscal Quarter ended December 28, 2008, it shall have an Interest Coverage Ratio, as determined as of the last day of such Fiscal Quarter, for the four Fiscal Quarters ending on such day, of at least 2.75 to 1; Ultimate Parent Co-Borrower agrees with the Administrative Agent and each Revolving Credit Lender, Term Loan Lender, Swing Loan Lender and Issuer that for the Fiscal Quarter ended March 31, 2009, it shall have an

Interest Coverage Ratio, as determined as of the last day of such Fiscal Quarter, for the four Fiscal Quarters ending on such day, of at least 3.00 to 1; and Ultimate Parent Co-Borrower agrees with the Administrative Agent and each Revolving Credit Lender, Term Loan Lender, Swing Loan Lender and Issuer that for each Fiscal Quarter ended after March 31, 2009, it shall have an Interest Coverage Ratio, as determined as of the last day of each Fiscal Quarter in such period, for the four Fiscal Quarters ending on such day, of at least 2.75 to 1.”.

(t)	Article VII of the Credit Agreement is amended by adding a new Section 7.21 as follows:

“Section 7.21.  Optional Prepayment Following Issuance of 2009 Notes.  Concurrently with the closing of the issuance of the 2009 Notes, Arby’s Opco Borrower and Holdco Co-Borrower shall optionally prepay Term Loans in an aggregate principal amount of $125,000,000 (as such amount may be increased in accordance with the following sentence, the “Prepayment Amount”) in accordance with Section 2.8(b); provided, however, that notwithstanding anything to the contrary contained in Section 2.8(b), Arby’s Opco Borrower and Holdco Co-Borrower may pay the Prepayment Amount without providing any prior notice to the Administrative Agent or any Lender.  In the event that the aggregate principal amount of 2009 Notes issued by Ultimate Parent Co-Borrower exceeds $550,000,000, then the Prepayment Amount shall be increased by an amount equal to 50% of the aggregate principal amount of 2009 Notes issued in excess of $550,000,000.”

(u)	Section 8.1(b) of the Credit Agreement is amended by adding “, modifications” immediately following the word “renewals” in clause (II) thereof.

(v)	8.1(d) of the Credit Agreement is amended by replacing the phrase “Sections 5.1, 5.2, 5.3 and 5.4” in clause (ii) of the proviso thereof with the following: “Sections 5.1(b), 5.2(b), 5.3 and 5.4”.

(w)	Section 8.1(h) of the Credit Agreement is amended in its entirety to read “(h) [RESERVED]”.

(x)	Section 8.1(i) of the Credit Agreement is amended in its entirety to read “(i) [RESERVED]”.

(y)
Section 8.1 of the Credit Agreement is amended by (i) deleting the word “and” at the end of clause (n) thereof, (ii) replacing the period at the end of clause (o) thereof with “; and”, and (iii) inserting the following as the new clause (p):

“(p)           The 2009 Notes (which can be issued at multiple times) and all Indebtedness incurred under the 2009 Note Documents and any refinancings, refundings, renewals or extensions thereof; provided that on the date of the incurrence of such

Indebtedness under the 2009 Notes (excluding any exchange notes issued in lieu thereof) and after giving effect to such incurrence (and any related repayment of Indebtedness) on a Pro Forma Basis the Leverage Ratio of Ultimate Parent Co-Borrower shall not exceed 4.00 to 1 (with such Leverage Ratio recomputed as of the date of such incurrence using the Financial Statements for the most recently ended Fiscal Quarter prior to such incurrence for which Financial Statements have been delivered pursuant to Section 6.1(a) or (b) and as reflected in the Compliance Certificate delivered to the Administrative Agent in accordance with Section 6.1(c) for the most recently ended Fiscal Quarter prior to such incurrence for which a Compliance Certificate has been delivered pursuant to Section 6.1(c)).”

(z)
Section 8.3(b) of the Credit Agreement is amended by inserting the phrase “; provided, that Ultimate Parent Co-Borrower may invest proceeds of the 2009 Notes in cash (including cash held in bank deposit accounts) and Cash Equivalents” immediately after the word “business” therein.

(aa)	[RESERVED].

(bb)	Section 8.3(o) of the Credit Agreement is amended in its entirety to read as follows:

“(o)           Investments for the purpose of purchasing loan obligations of franchisees of WII Co-Borrower to the extent they are guaranteed by WII Co-Borrower and accounted for as contingent obligations on the balance sheet of WII Co-Borrower in an aggregate amount (valued at cost), not to exceed $31,000,000 at any time outstanding; provided that (i) any such Investments made pursuant to this clause (o) and not in accordance with clause (ii) of this proviso may not exceed $15,000,000 at any time outstanding and (ii) any such Investments made pursuant to this clause (o) within a period of five Business Days after the issuance of the 2009 Notes may not exceed $16,000,000 at any time outstanding; and”

(cc)	Section 8.3 of the Credit Agreement is amended by (i) deleting “and” at the end of clause (n) thereof and (ii) inserting the following new clause (p):

“(p) Investments consisting of (i) purchases, redemptions or other acquisitions of the 2011 Notes or (ii) cash, securities or other property in deposit or securities accounts created in connection with the defeasance or satisfaction of the 2011 Notes, in each case, in accordance with Section 8.6(b)(ix).”.

(dd)	Section 8.4 (j) of the Credit Agreement is amended by adding the following parenthetical clause immediately prior to the comma at the end of clause (i) of the proviso in such section:

“(or in the case of Fiscal Year 2009, the Restatement Effective Date)”

(ee)	Section 8.5(b) of the Credit Agreement is amended in its entirety to read as follows:

“(b)
dividends and distributions in an aggregate amount that does not exceed an amount equal to the aggregate net cash proceeds of the 2009 Notes minus an amount equal to the sum of (i) the Prepayment Amount (as it may be increased pursuant to the last sentence of Section 7.21), (ii) the aggregate amount of accrued interest on such Prepayment Amount required to be paid pursuant to Section 2.8(b) and (iii) the aggregate amount of Investments made pursuant to Section 8.3(o) that are subject to clause (ii) of the proviso thereof.  For purposes of this Section 8.5(b), net cash proceeds mean cash proceeds of the 2009 Notes received by Ultimate Parent Co-Borrower net of fees, commissions, discounts, investment banking, legal, accounting and other advisors’ fees, expenses and other costs incurred in connection with such issuance as reasonably determined by the Ultimate Parent Co-Borrower;”

(ff)
Section 8.6(b) is amended by (i) deleting “and” at the end of clause (vii), (ii) deleting clause (ix) in its entirety and (iii) adding the following language immediately before the period at the end of Section 8.6(b):

“, (viii) purchase loan obligations of franchisees of WII Co-Borrower in accordance with Section 8.3(o) and (ix) Ultimate Parent Co-Borrower or any of its Restricted Subsidiaries may prepay, redeem, purchase, defease or otherwise satisfy the 2011 Notes, in whole or in part, at any time and from time to time in each case prior to the maturity thereof.  For the avoidance of doubt, Section 8.6(b) shall not prohibit the payment of fees (including trustee fees) and other payments required to be made under the 2009 Notes and the Senior Notes in accordance with the respective terms thereof (so long as such payments do not involve the payment of principal prior to the scheduled maturity thereof)”.

(gg)
Section 8.8(b) of the Credit Agreement is amended (i) by amending clause (iv) of Section 8.8(b) in its entirety to read as follows:  “(iv) in the case of Ultimate Parent Co-Borrower, making loans to WII Co-Borrower as permitted by this Agreement and issuing the 2009 Notes and taking action reasonably incidental thereto,”, (ii) by replacing the word “and” at the end of clause (ix) with a comma and (iii) by replacing the period at the end of clause (x) with the following:

“and (xi) fulfilling its obligations under any 2009 Note Document and any documents relating to Indebtedness that refinances or replaces the 2009 Notes so long as the restrictions in such documents are not more disadvantageous to the Loan Parties and their Subsidiaries in any material respect than those in the 2009 Note Documents.”

(hh)
Section 8.10 of the Credit Agreement is amended by inserting (i) immediately following the phrase “Schedule 8.10” in clause (v) in the proviso thereof the phrase “, as such Indebtedness may be modified from time to time, provided that such modifications shall not result in the imposition of any additional restrictions of the type described in clause (a)

and (b) above” and (ii) immediately before clause (u) in the proviso thereof the following new clause (t):

“(t) restrictions in the 2009 Note Documents and any documents relating to Indebtdness that refinances or replaces the 2009 Notes so long as the restrictions in such documents are not more disadvantageous to the Loan Parties and their Subsidiaries in any material respect than those in the 2009 Note Documents,”.

(ii)
Section 8.20 of the Credit Agreement is amended by inserting the phrase “and Quality Supply Chain Co-op, Inc.” immediately following the word “WNAP” in the section heading and the first sentence of such section

(jj)
The definition of “Change of Control” in Section 1.1 of the Credit Agreement is amended by (i) inserting “or” after the semi-colon at the end of clause (c) thereof, (ii) replacing “; or” at the end of clause (d) thereof with a period and (iii) deleting clause (e) thereof in its entirety.

(kk)	The definitions of “Permitted Parent Notes”, “Permitted Subordinated Debt”, “Subordinated Debt” and “Subordinated Debt Documents” in Section 1.1 of the Credit Agreement are deleted in their entirety

(ll)	Section 4.20(d) of the Credit Agreement is deleted in its entirety.

(mm)	Section 8.8(b) of the Credit Agreement is amended by deleting clause (v) thereof in its entirety and replacing it with “(v) [RESERVED];”.

(nn)
Section 8.10 of the Credit Agreement is ameded by deleting the phrase “or, in the case of (a) only, any Permitted Subordinated Debt or Permitted Parent Notes (to the extent the terms thereof related thereto are not more restrictive than those of the Loan Documents)” in the first sentence thereof.

(oo)	Section 8.13(a) of the Credit Agreement is amended by deleting such section in its entirety and replacing it with “(a) [RESERVED];”.

(pp)	Section 8.13(b) of the Credit Agreement is amended by deleting such section in its entirety and replacing it with “(b) [RESERVED];”.

SECTION TWO - Amendment to Pledge and Security Agreement; Certain Credit Agreement Amendments.

(a)  Subject to the satisfaction of the applicable conditions set forth in Section Three hereof, the definition of Excluded Equity in Section 1.1 of the Pledge and Security Agreement is amended by inserting the phrase “and Quality Supply Chain Co-op, Inc.” immediately following the word “WNAP” in clause (iii) thereof.

(b) Subject to the satisfaction of the applicable conditions set forth in Section Three hereof:

                  (i) The definition of Investment in Section 1.1 of the Credit Agreement is amended by deleting “as presently conducted” in clause (b) thereof.

                 (ii) The definition of Pro Forma Basis in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

“‘Pro Forma Basis’ means, with respect to any determination for any period, that such determination shall be made giving pro forma effect to (i) each Permitted Acquisition for consideration in excess of $3.0 million (and any related incurrence of Indebtedness) consummated after the first day of such period (and the RTM Acquisitions), (ii) each Sale of Business for gross proceeds in excess of $3.0 million (and any related repayment of Indebtedness) consummated after the first day of such period, (iii) each quick service restaurant location that commenced operations after the first day of such period, (iv) the New Transactions (including the addition of additional obligors hereunder), (v) to the extent not covered by clauses (i), (ii),  (iii) or (iv), solely for purposes of determining compliance with Section 8.1(d), (h) or (i) each incurrence of Indebtedness under any such Section and any repayment of any Indebtedness, in each case, consummated after the first day of such period, and (vi) for any period ending on or prior to September 30, 2009, the Triarc Acquisition, in the case of each of clauses (i) through (vi), together with all transactions relating thereto consummated during such period (including any incurrence, assumption, refinancing or repayment of Indebtedness), and as if such acquisition, Sale of Business, commencement of operations, New Transactions, Triarc Acquisition, incurrence, repayment, and/or related transactions had been consummated on the first day of such period, in each case based on historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable adjustments that are specified in detail in the relevant Compliance Certificate, Financial Statements or other document provided to the Administrative Agent or any Lender in connection herewith in accordance with Regulation S-X under the Securities Act, and other cost savings and pro forma adjustments reasonably acceptable to the Administrative Agent.  For purposes of the foregoing determination, to the extent historical results for a quick service restaurant location described in clause (iii) above are available for less than a full fiscal year but are available for at least a full fiscal quarter, such results shall be annualized based on the results for the fiscal quarters available (it being understood that if historical results for such location are not available for at least one full fiscal quarter, such results shall not be part of any pro forma calculation).”.

                       (iii) Section 8.3(g) of the Credit Agreement is amended by deleting clause (i) thereof in its entirety and replacing it with the following new clause (i):

“(i) Ultimate Parent Co-Borrower, Holdco Co-Borrower, WII Co-Borrower, Parent, Arby’s Opco Borrower or any Subsidiary Guarantor in Ultimate Parent Co-Borrower, WII Co-Borrower, Holdco Co-Borrower, Parent, Arby’s Opco Borrower or any Subsidiary Guarantor,”.

SECTION THREE - Conditions to Effectiveness.  This Amendment shall become effective when, and only when, the Administrative Agent shall have received (i) counterparts of this Amendment executed by the Borrowers and consents to this Amendment executed by the Requisite Lenders and (ii) by wire transfer of immediately available funds, for the ratable account of each Lender signatory hereto, a fee equal to 0.25% of the aggregate principal amount of Term Loans plus the aggregate amount of Revolving Credit Commitments of the Lenders signatory hereto.  The effectiveness of this Amendment (other than Sections Seven, Eight and Nine hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Five hereof.  The Administrative Agent shall promptly deliver to the Borrowers notification of the effectiveness of this Amendment.  Notwithstanding the foregoing or anything herein to the contrary, the effectiveness of the amendments in Section One shall be subject to the condition subsequent that the 2009 Notes have actually been issued.

SECTION FOUR - Notice of Name Change.  Ultimate Parent Co-Borrower hereby provides notice that it intends to change its name to Wendy’s/Arby’s Restaurants, LLC on or about June 15, 2009.  The Administrative Agent, Collateral Agent and Lenders acknowledge receipt of such notice and hereby waive the requirement that the Collateral Agent receive ten days’ prior written notice of the name change as provided in Section 4.3(a) of the Pledge and Security Agreement, or any similar requirement in any other Loan Document.

SECTION FIVE - Representations and Warranties; Covenants.  In order to induce the Lenders to enter into this Amendment, the Borrowers represent and warrant to each of the Lenders and the Agents that after giving effect to this Amendment, (x) no Default or Event of Default has occurred and is continuing under the Credit Agreement; and (y) the representations and warranties made by the Borrowers in the Credit Agreement are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the date hereof with the same force and effect as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

SECTION SIX - Reference to and Effect on the Credit Agreement.  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.  The Credit Agreement as specifically amended by this Amendment is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or any Agent under the Credit Agreement, nor constitute an amendment or waiver of any provision of the Credit Agreement.

SECTION SEVEN - Costs, Expenses and Taxes.  The Borrowers agree to pay all reasonable costs and expenses of the Agents in connection with the preparation,

execution and delivery of this Amendment (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP), if any, in accordance with the terms of Section 11.3 of the Credit Agreement.

SECTION EIGHT - Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or PDF shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION NINE - Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

ARBY’S RESTAURANT GROUP, INC., as Arby’s Opco Borrower

By:  /s/DANIEL T. COLLINS
        Name: Daniel T. Collins
        Title: Sr. Vice President & Treasurer

WENDY'S INTERNATIONAL HOLDINGS, LLC, as Ultimate Parent Co-Borrower

By:  /s/DANIEL T. COLLINS
        Name: Daniel T. Collins
        Title: Sr. Vice President & Treasurer

ARBY'S RESTAURANT HOLDINGS, LLC, as Holdco Co-Borrower

By:  /s/DANIEL T. COLLINS
        Name: Daniel T. Collins
        Title: Sr. Vice President & Treasurer

[Signature Page to Amendment No. 1 to Credit Agreement and Pledge and Security Agreement]

WENDY'S INTERNATIONAL, INC., as WII Co-Borrower

By:  /s/DANIEL T. COLLINS
        Name: Daniel T. Collins
        Title: Sr. Vice President & Treasurer

[Signature Page to Amendment No. 1 to Credit Agreement and Pledge and Security Agreement]

CITICORP NORTH AMERICA, INC., as Administrative Agent

By:  /s/CAESAR W. WYSZOMIRSKI
        Name:  Caesar W. Wyszomirski
        Title: Vice President

[Signature Page to Amendment No. 1 to Credit Agreement and Pledge and Security Agreement]